EXHIBIT 99.1


For Immediate Release
Contact:
Howard Silver (Company)                 Jerry Daly or Carol McCune
President                               Daly Gray (Media)
(901) 754-7774                          (703) 435-6293


                                 Highlights Page

 Equity Inns Reports Strong 2001 Fourth Quarter Results In Difficult Environment


Fourth Quarter/Full-Year 2001 Results


     o Reported fourth quarter 2001 recurring FFO per share of $0.19, six cents higher than consensus analysts' expectations

     o Improved hotel operating margins 1.1 percentage points to 37.7 percent in the fourth quarter, despite lower revenues, due to aggressive asset management, effective cost control measures and strong operating management

     o Produced better-than-expected revenues in unprecedented operating climate partly due to geographic and segment diversity, featuring a substantial number of hotels in drive-to locations

     o Achieved better-than-industry operating performance with fourth quarter 2001 revenue per available room (RevPAR) declining 8.2 percent, compared to 16.0 percent for the industry

     o Converted 19 leases to management contracts at no cost to Equity Inns, more closely aligning the company with its five hotel operators, who now are incentivized to improve the bottom line at ENN hotels

     o Amended its $125 million line of credit, giving the company greater flexibility

     o   Maintained conservative balance sheet, with debt-to-cost of hotels at
         41.8 percent

     o   Resumption of dividend expected in first quarter 2002

For Immediate Release
Contact:
Howard Silver (Company)                 Jerry Daly or Carol McCune
President                               Daly Gray (Media)
(901) 754-7774                          (703) 435-6293


          Equity Inns Reports Fourth Quarter and Full-Year 2001 Results


         GERMANTOWN, Tenn., February 14, 2002--Equity Inns, Inc. (NYSE: ENN), a hotel real estate investment trust (REIT), today announced fourth quarter and full-year results for the period ended December 31, 2001.

         Recurring funds from operations (recurring FFO) for the 2001 fourth quarter decreased to $7.4 million, compared to $9.5 million for the same period a year earlier. Recurring FFO represents funds from operations, adjusted for significant non-recurring charges, as detailed in the following paragraph. Recurring FFO per share was $0.19, compared to $0.25 FFO per share in the 2000 fourth quarter. Recurring FFO was six cents higher than consensus analysts' estimates and four cents higher than the upper range of the guidance given by the company following the September 11 terrorist attacks. The improved results primarily were due to better than expected hotel operating performance (3 cents), lower interest expense (one cent), and successful real estate tax appeals and lower G&A expense (one cent).

Nonrecurring Charges

         During the fourth quarter, Equity Inns recorded the following non-recurring charges:

      o A one-time reserve of $2.6 million, or $0.07 per share, related to notes

Equity Inns Earnings
Page 2


         receivable in conjunction with the sale of certain assets to Hudson Hotels Corporation and Rosemont Hospitality Group LLC. Both companies' notes are in default, and Equity Inns is negotiating to restructure the notes.

     o A reserve of $550,000, or $0.01 per share, for an impairment loss for undeveloped land in Salt Lake City, Utah.

         "Our core strategies of conservative leverage, geographic and segment diversity and strong brands proved to be especially beneficial during this difficult operating period," said Phillip H. McNeill, Sr., chairman of Equity Inns. "We expect these strategies to also benefit shareholders as the economy begins its expected recovery later this year."

Operating Results

         "Given the operating climate, we are pleased with our fourth quarter results," said Donald H. Dempsey, Equity Inns' chief financial officer. "Immediately after the terrorist attacks, we met with our operators to aggressively control costs. As the quarter progressed, occupancy held up better than expected, especially at our 'drive-to' properties. As a result of our aggressive asset management and strong performance by our operators, hotel operating margins improved 1.1 percentage points to 37.7 percent for the 2001 fourth quarter, compared to the 2000 fourth quarter, despite a decrease in revenues."

         Dempsey noted that Equity Inns' portfolio significantly outperformed industry revenue per available room (RevPAR) averages for both the quarter and full year:

Equity Inns Earnings
Page 3


     o RevPAR--For the 2001 fourth quarter, Equity Inns' comparable 96-hotel portfolio reported RevPAR of $45.20, an 8.2 percent decline, compared to the 2000 fourth quarter. Industry wide, RevPAR was down 16.0 percent in the fourth quarter. For the year, the company reported an average RevPAR decline of 3.1 percent, compared to a decline of 6.9 percent for the industry, according to Smith Travel Research. ENN's midscale properties without food and beverage, which are primarily located in drive-to markets, reported the best relative performance during the 2001 fourth quarter (RevPAR down 5.0 percent), followed by our extended-stay hotels (RevPAR declined 10.2 percent) and our all-suite hotels (RevPAR off 13.3 percent). The property-type mix of the portfolio between 'fly-to' and 'drive-to' properties and its broad geographic dispersion both contributed to better-than-industry performance.

     o ADR and Occupancy--Equity Inns' fourth quarter average daily rate was $75.79, down 4.9 percent, and occupancy declined 2.2 percentage points to 59.6 percent compared to the previous year's fourth quarter. All regions reported declines, compared to the previous year's fourth quarter, with the Middle Atlantic Region reporting the strongest relative performance and the Pacific Northwest the weakest, primarily due to major fly-to properties in Seattle and Portland.

Fourth Quarter Highlights

         Howard Silver, president and chief operating officer, said that Equity Inns' conversion of all remaining leases to management contracts in the fourth

Equity Inns Earnings
Page 4


quarter had gone smoothly. Prime Hospitality, the company that held the leases, will continue to manage the 19 AmeriSuites Hotels.

         "Unlike many of our peers, we converted our leases to management contracts at no cost to Equity Inns," said Silver. "All of our hotels now are operated with a much closer alignment between ownership and management, and we made major, long-term strides throughout the year to strengthen the operations at all of our properties. Five different operators now manage our hotels under short- term contracts, giving us greater flexibility in and control of our hotel operations."

         Silver noted that the company's balance sheet remains prudently leveraged. "Liquidity is an important factor in this economic environment," he said. "Our debt to cost of hotels remains a conservative 41.8 percent. We also benefited from lower interest rates with an average rate on our total debt of
7.9 percent in the 2001 fourth quarter, compared to 8.6 percent for the same period last year."

         During the quarter, the company negotiated an amendment to its $125 million line of credit, which expires in October 2003. The amendment eased certain of the company's financial covenants through December 31, 2002. "We were in full compliance with our covenants but completed the amendment to obtain greater flexibility," he said.

Full Year Results

         For the full year, Equity Inns reported recurring FFO of $47.8 million, or $1.26 per share, compared to $53.7 million, or $1.42 per share, for 2000. RevPAR in 2001 declined 3.1 percent to $52.33. ADR was off 0.6 percent to $79.91, and occupancy fell 1.7 percentage points to 65.5 percent.

Equity Inns Earnings
Page 5

Dividend Policy and 2002 Guidance

         "Suspending the dividend in the fourth quarter was a difficult, but prudent decision," said McNeill. "For the full year, we paid a dividend of $0.75, for a total 2001 shareholder return, including dividends and stock appreciation, of approximately 12 percent."

         Dempsey said that the company expects 2002 FFO per share to range from $1.05 to $1.10, with approximately $0.15 being tax benefit attributable to the taxable REIT subsidiary losses. "This range assumes a gradual economic recovery in the 2002 second half. We anticipate that RevPAR will decline in the first two quarters and show improvement in the third and fourth quarters, with full-year 2002 RevPAR estimated to be flat with 2001. FFO per share contribution per quarter is expected to be 14 percent, 33 percent, 36 percent and 17 percent, respectively, for the first, second, third and fourth quarters.

         "We continue to believe our stock is significantly undervalued, and increasing shareholder value is our highest priority. Dividends are an important component of our value, and we expect to re-establish our dividend in the 2002 first quarter. Based on projections from our operators, we expect to pay a 2002 dividend of between $0.46 and $0.58, which approximates 80 percent to 90 percent of cash available for distribution, with an annualized rate by the end of 2002 ranging from $0.52 to $0.68. We will conservatively ramp up the dividend in response to operating results and as the hotel economy shows signs of regaining strength," he said.

         "We will continue to work closely with our operators to take maximum advantage of our strengths during the expected second half recovery in the hotel economy," Dempsey added. "We will aggressively asset manage our properties, especially in the areas of increasing revenues, controlling costs and appealing

Equity Inns Earnings
Page 6

real estate tax assessments. Our properties are in excellent physical and competitive condition as a result of our spending more than $94 million in upgrades over the past four years. We anticipate investing $10 million in 2002 to keep our properties in top operating condition."

         For more information about Equity Inns, visit the company's Web site at www.equityinns.com. A Web cast of the company's fourth quarter earnings conference call will be available today, February 14, at 11 a.m. ET, by visiting the company's Web site and clicking on Conference Calls or by logging onto www.streetevents.com. Interested parties also may listen to an archived Web cast of the conference call on the Web site, or may dial (800) 642-1687, reference code 2845758, to hear a telephone replay. The archived Web cast will be available for 10 days following the call, and the telephone replay will be available through Thursday, February 21, 2002.

         Equity Inns, Inc. is a self-advised REIT that focuses on the upscale extended stay, all-suite and midscale limited-service segments of the hotel industry. The company owns 96 hotels with approximately 12,300 rooms located in 34 states.

         Certain matters within this press release are discussed using forward-looking language as specified in the 1995 Private Securities Litigation Reform Law, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. Such risks and uncertainties include, but are not limited to, the following: the ability of the company to cope with domestic economic and political disruption and Federal and state governmental regulation of war, terrorism, states of emergency or similar activities resulting from the terrorist attacks occurring on September 11, 2001; the ability of the company to successfully implement its operating strategy; changes in economic cycles; competition from other hospitality companies; and changes in the laws and government regulations applicable to the company. From time to time, these and other risks are discussed in the company's filings with the Securities and Exchange Commission.

                                EQUITY INNS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                              December 31,     December 31,
                                                                                  2001             2000
                                                                              ------------     ------------
ASSETS

Investment in hotel properties, net                                           $751,890,847     $772,411,021
Cash and cash equivalents                                                        4,358,787          793,127
Accounts receivable, net                                                         2,534,208
Due from Lessees                                                                   162,265        5,594,802
Notes receivable, net                                                              738,911        3,407,889
Deferred expenses, net                                                          10,819,599       12,842,499
Deferred tax asset                                                               3,452,000
Deposits and other assets                                                        4,122,657        6,693,339
                                                                              ------------     ------------

       Total assets                                                           $778,079,274     $801,742,677
                                                                              ============     ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Debt                                                                          $384,165,875     $383,402,951
Accounts payable and accrued expenses                                           22,224,994       13,605,147
Distributions payable                                                            1,088,542       10,578,824
Interest rate swap                                                               2,922,625
Minority interest in Partnership                                                 9,511,897       10,369,635
                                                                              ------------     ------------

       Total liabilities                                                       419,913,933      417,956,557
                                                                              ------------     ------------

Commitments and contingencies

Shareholders' equity:

Preferred Stock, $.01 par value, 10,000,000 shares
  authorized, 2,750,000 shares issued and outstanding                           68,750,000       68,750,000
Common Stock, $.01 par value, 50,000,000 shares authorized, 37,591,622 and
  37,498,659 shares issued and outstanding at December 31, 2001 and
  2000, respectively                                                               375,916          374,987
Additional paid-in capital                                                     418,351,351      417,756,731
Treasury stock, at cost, 747,600 shares issued and
  outstanding at December 31, 2001 and 2000,
  respectively                                                                  (5,173,110)      (5,173,110)
Unearned directors' and officers' compensation                                  (1,152,730)      (1,854,249)
Distributions in excess of net earnings                                       (120,063,461)     (96,068,239)
Accumulated other comprehensive income:
Unrealized loss on interest rate swap                                           (2,922,625)
                                                                              ------------     ------------

       Total shareholders' equity                                              358,165,341      383,786,120
                                                                              ------------     ------------

Total liabilities and shareholders' equity                                    $778,079,274     $801,742,677
                                                                              ============     ============

                                EQUITY INNS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                           Three Months Ended                  Twelve  Months Ended
                                                               December 31,                        December 31,
                                                      ----------------------------       -------------------------------
                                                          2001             2000              2001               2000
                                                      -----------      -----------       ------------       ------------
Revenue
   Hotel revenues                                     $43,541,227                        $199,089,717
   Percentage lease revenues                            8,003,928      $46,051,116         24,930,956       $115,875,303
   Other income                                           434,367          238,948          2,039,818            935,632
                                                      -----------      -----------       ------------       ------------
       Total revenue                                   51,979,522       46,290,064        226,060,491        116,810,935
                                                      -----------      -----------       ------------       ------------

Expenses
   Hotel operating expenses                            27,955,434                         121,592,136
   Real estate and personal property taxes              2,772,827        3,082,526         12,677,374         14,084,672
   Depreciation and amortization                       10,888,204       10,464,419         41,326,510         40,494,285
   Amortization of loan costs                             549,794          560,972          1,964,419          1,749,137
   Interest                                             7,607,968        8,323,612         31,043,759         32,323,097
   General and administration expenses:
       Stock based or non-cash compensation               244,596          249,763            975,828          1,006,784
       Other general and administrative expenses        1,617,009        2,022,604          5,334,883          5,641,200
   Impairment of long-lived assets                        550,000                             550,000
   Allowance for doubtful accounts                      2,592,359                           2,592,359
   Lease expense                                          403,541          329,334          1,255,713          1,517,871
                                                      -----------      -----------       ------------       ------------
       Total expenses                                  55,181,732       25,033,230        219,312,981         96,817,046
                                                      -----------      -----------       ------------       ------------

Income (loss) before minority interest and
   other items                                         (3,202,210)      21,256,834          6,747,510         19,993,889

Minority interest                                         116,593         (656,519)          (118,566)          (337,213)

Gain  (loss) on sale of hotel properties                   82,599                              82,599         (3,316,251)
                                                      -----------      -----------       -------------      ------------

Income (loss) before income taxes                      (3,003,018)      20,600,315          6,711,543         16,340,425

Income tax benefit                                      1,072,000                           3,452,000
                                                      -----------      -----------       ------------       ------------

Net income (loss)                                      (1,931,018)      20,600,315         10,163,543         16,340,425

Preferred stock dividends                               1,632,813        1,632,813          6,531,252          6,531,251
                                                      -----------      -----------       ------------       ------------

Net income (loss) applicable to common
   shareholders                                       $(3,563,831)     $18,967,502       $  3,632,291       $  9,809,174
                                                      ===========      ===========       ============       ============

Net income (loss) per common share -
   basic and diluted                                  $      (.10)     $       .52       $        .10       $        .27
                                                      ===========      ===========       ============       ============

Weighted average number of common shares
   and units outstanding - diluted                     38,041,482       37,959,666         38,035,634         37,959,733
                                                      ===========      ===========       ============        ==========

Funds from operations                                 $ 4,231,348      $ 9,450,084       $ 44,646,109       $ 53,728,698
                                                      ===========      ===========       ============       ============

Funds from operations per share                       $       .11      $       .25       $       1.17       $       1.42
                                                      ===========      ===========       ============       ============


(1) With the exception of Funds From Operations, the financial statements reflect the implementation of SAB 101, which results in recognition of deferred lease revenue of $2,806,696 for fourth quarter 2001 and $20,581,823 for fourth quarter 2002..

                RECONCILIATION OF INCOME BEFORE MINORITY INTEREST
               AND OTHER ITEMS TO RECURRING FUNDS FROM OPERATIONS


The following is a reconciliation of income before minority interest and other items to recurring FFO:


                                                         Three Months Ended             Twelve Months Ended
                                                            December 31,                    December  31,
                                                    ----------------------------      ---------------------------
                                                        2001             2000             2001           2000
                                                    -----------      -----------      -----------     -----------
Net income (loss)                                   $(1,931,018)     $20,600,315      $10,163,543     $16,340,425
Less:
   Preferred stock dividends                         (1,632,813)      (1,632,813)      (6,531,252)     (6,531,251)
   Deferred lease revenue                            (2,806,696)     (20,581,823)
   Gain on sale of hotel properties                     (82,599)                          (82,599)
Add:
   Minority interest                                   (116,593)         656,519          118,566         337,213
   Depreciation of buildings, furniture and
       equipment                                     10,801,067       10,407,886       40,977,851      40,266,060
   Loss on sale of hotel properties                                                                     3,316,251
                                                    -----------      -----------      -----------     -----------

Funds From Operations                                 4,231,348        9,450,084       44,646,109      53,728,698
Add non-recurring items:
   Allowance for doubtful accounts                    2,592,359                         2,592,359
   Impairment of long-lived assets                      550,000                           550,000
                                                    -----------      -----------      -----------     -----------

Recurring Funds From Operations                     $ 7,373,707      $ 9,450,084      $47,788,468     $53,728,698
                                                    ===========      ===========      ===========     ===========

Weighted average number of outstanding shares
   of Common Stock and Units of Partnership          38,041,482       37,959,666       38,035,634      37,959,733
                                                    ===========      ===========      ===========     ===========

Funds From Operations per Share and Unit            $       .11      $       .25      $      1.17     $      1.42
                                                    ===========      ===========      ===========     ===========

Recurring Funds From Operations per Share
   and Unit                                         $       .19      $       .25      $      1.26     $      1.42
                                                    ===========      ===========      ===========     ===========


                                Equity Inns, Inc.
                      Fourth Quarter 2001 Hotel Performance
                                 All Comparable



                                                     RevPAR                     Occupancy                      ADR
                                             -----------------------       ----------------------       --------------------
                              # of                         Variance                     Variance                   Variance
                             Hotels           2001          to 2000         2001         to 2000        2001        to 2000
                             ------          ------        ---------       ------       ---------       -----      ---------
Portfolio
                                 96           $45.20         -8.2%          59.6%      -2.2 pts.       $75.79        -4.9%
Franchise
  AmeriSuites                    19           $44.31        -13.3%          63.0%      -2.5 pts.       $70.37        -9.9%
  Comfort Inn                     3           $38.88         -0.4%          53.2%      -0.3 pts.       $73.03         0.1%
  Hampton Inn                    48           $39.01         -5.5%          56.0%      -2.0 pts.       $69.67        -2.1%
  Hampton Inn & Suites            1           $52.80         11.7%          73.4%       9.9 pts.       $71.89        -3.3%
  Holiday Inn                     5           $29.64         -4.2%          47.3%       0.8 pts.       $62.62        -5.8%
  Homewood Suites                 9           $65.04         -9.8%          66.0%      -3.1 pts.       $98.49        -5.5%
  Residence Inn                  11           $64.14        -10.7%          70.4%      -4.6 pts.       $91.04        -4.9%

Manager
  Crestline                       2           $51.50         10.4%          59.6%       4.3 pts.       $86.37         2.4%
  Crossroads                     55           $46.41         -7.7%          59.3%      -2.0 pts.       $78.31        -4.1%
  Hilton                         20           $41.82         -6.7%          57.5%      -3.0 pts.       $72.80        -1.8%
  Prime                          19           $44.31        -13.3%          63.0%      -2.5 pts.       $70.37        -9.9%

Region
  East North Central             14           $46.38         -8.6%          56.8%      -3.2 pts.       $81.65        -3.4%
  East South Central             14           $39.75         -7.1%          58.8%      -1.9 pts.       $67.60        -4.1%
  Middle Atlantic                 6           $66.70         -1.2%          66.3%      -2.4 pts.       100.54         2.4%
  Mountain                       10           $47.39        -10.7%          65.5%      -2.4 pts.       $72.34        -7.4%
  New England                     5           $55.06         -8.4%          60.8%      -6.1 pts.       $90.52         0.7%
  Pacific Northwest               2           $58.13        -24.5%          59.3%     -10.1 pts.       $98.01       -11.6%
  South Atlantic                 27           $40.95         -6.9%          59.4%       0.9 pts.       $68.90        -8.3%
  West North Central              7           $44.62        -11.6%          59.8%      -4.8 pts.       $74.66        -4.5%
  West South Central             11           $38.98         -6.8%          55.3%      -3.1 pts.       $70.49        -1.5%

Type
  All Suite                      19           $44.31        -13.3%          63.0%      -2.5 pts.       $70.37        -9.9%
  Extended Stay                  20           $64.58        -10.2%          68.3%      -3.9 pts.       $94.56        -5.2%
  Full Service                    5           $33.62         -2.8%          49.6%       1.8 pts.       $67.80        -6.3%
  Limited Service                52           $38.93         -5.0%          56.0%      -1.8 pts.       $69.52        -1.9%




Note:Includes all hotels open for the entire fourth quarter period of both years with the same or comparable brand affiliations, regardless of ownership last year.

                                Equity Inns, Inc.
                       Year to Date 2001 Hotel Performance
                                 All Comparable



                                                    RevPAR                    Occupancy                        ADR
                                             -----------------------      ----------------------       --------------------
                              # of                         Variance                    Variance                    Variance
                             Hotels           2001          to 2000        2001         to 2000         2001        to 2000
                             ------          ------        ---------      ------       ---------       ------      ---------
Portfolio
                                 95           $52.33         -3.1%         65.5%      -1.7 pts.        $79.91        -0.6%
Franchise
  AmeriSuites                    19           $51.81         -7.4%         67.3%      -4.6 pts.        $76.97        -1.1%
  Comfort Inn                     3           $46.71         -1.1%         61.3%      -2.1 pts.        $76.15         2.3%
  Hampton Inn                    48           $45.05         -1.3%         62.3%      -1.0 pts.        $72.27         0.3%
  Hampton Inn & Suites            1           $51.76         18.9%         73.0%      13.8 pts.        $70.95        -3.7%
  Holiday Inn                     4           $33.15         -9.7%         49.1%      -2.7 pts.        $67.53        -4.7%
  Homewood Suites                 9           $75.60         -1.3%         73.7%       0.7 pts.       $102.51        -2.2%
  Residence Inn                  11           $73.09         -4.2%         75.7%      -2.6 pts.        $96.50        -0.9%

Manager
  Crestline                       2           $56.64         -8.6%         58.3%      -9.4 pts.        $97.15         6.3%
  Crossroads                     55           $54.11         -2.1%         66.0%      -0.7 pts.        $81.99        -0.7%
  Hilton                         20           $47.19         -0.5%         63.0%      -0.5 pts.        $74.86         0.2%
  Prime                          19           $51.81         -7.4%         67.3%      -4.6 pts.        $76.97        -1.1%

Region
  East North Central             14           $53.92         -4.7%         63.6%      -2.8 pts.        $84.74        -0.5%
  East South Central             14           $44.64         -0.6%         64.7%       0.7 pts.        $68.98        -1.7%
  Middle Atlantic                 6           $74.26          1.8%         72.3%      -1.6 pts.       $102.69         4.0%
  Mountain                       10           $55.11         -2.9%         69.5%      -2.4 pts.        $79.30         0.4%
  New England                     5           $59.33         -7.7%         65.1%      -7.4 pts.        $91.11         2.8%
  Pacific Northwest               2           $75.87         -8.6%         69.7%      -4.8 pts.       $108.88        -2.3%
  South Atlantic                 26           $48.08         -3.7%         64.4%      -0.7 pts.        $74.65        -2.7%
  West North Central              7           $54.52         -0.7%         69.0%      -0.4 pts.        $78.98        -0.1%
  West South Central             11           $44.36         -3.1%         61.1%      -2.3 pts.        $72.63         0.5%

Type
  All Suite                      19           $51.81         -7.4%         67.3%      -4.6 pts.        $76.97        -1.1%
  Extended Stay                  20           $74.32         -2.8%         74.8%      -1.0 pts.        $99.40        -1.5%
  Full Service                    5           $40.52         -5.7%         54.6%      -1.1 pts.        $74.20        -3.9%
  Limited Service                51           $44.78         -1.0%         62.2%      -0.9 pts.        $71.97         0.5%



Note:Includes all hotels open for the entire twelve-month period of both years with the same or comparable brand affiliations, regardless of ownership last year.